                                                                     EXHIBIT 4.5


                          TRUST SUPPLEMENT No. 2000-1A

                          Dated as of January 28, 2000


                                     between

                            WILMINGTON TRUST COMPANY
                                   as Trustee,


                                       and


                                 ATLAS AIR INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                          Dated as of January 28, 2000


                                  $124,639,000

                      Atlas Air Pass Through Trust 2000-1A
                                8.707% Atlas Air
                           Pass Through Certificates,
                                 Series 2000-lA

                  This Trust Supplement No. 2000-1A (herein called the "Trust Supplement") dated as of January 28, 2000 between Atlas Air, Inc., a Delaware corporation (the "Company"), and Wilmington Trust Company (the "Trustee") to the Pass Through Trust Agreement dated as of January 28, 2000, between the Company and the Trustee (the "Basic Agreement").

                              W I T N E S S E T H:

                  WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

                  WHEREAS, the Company has obtained commitments from Boeing for the delivery of certain Aircraft;

                  WHEREAS, the Company intends to finance the acquisition of each such Aircraft either (i) through separate leveraged lease transactions, in which case the Company will lease such Aircraft (collectively,


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                                      -2-


the "Leased Aircraft"), or (ii) through separate secured loan transactions, in which case the Company will own such Aircraft (collectively, the "Owned Aircraft");

                  WHEREAS, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

                  WHEREAS, in the case of each Owned Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to finance all or a portion of the purchase price of such Owned Aircraft;

                  WHEREAS, the Trustee hereby declares the creation of this Atlas Air Pass Through Trust 2000-1A (the "Applicable Trust") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

                  WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property, except for those Certificates to which an Escrow Receipt has been affixed;

                  WHEREAS, the Escrow Agent, the Trustee and the Placement Agents have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Placement Agents have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the Aircraft are delivered by Boeing under the Aircraft Purchase Agreement from time to time prior to the Delivery Period Termination Date;

                  WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposit referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

                  WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement") and the Note Purchase Agreement, upon or shortly following delivery of an Aircraft, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the Final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

                  WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

                  WHEREAS, upon the occurrence of a Registration Event, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;


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                  NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                    ARTICLE I

                                THE CERTIFICATES


                  Section 1.01. THE CERTIFICATES. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "8.707% Atlas Air Initial Pass Through Certificates, Series 2000-lA" (the "Initial Certificates"). The exchange certificates which may be issued and offered in exchange for the Initial Certificates pursuant to the Registration Rights Agreement shall be known as the "8.707% Atlas Air Exchange Pass Through Certificates Series 2000-1A" (the "Exchange Certificates"). The Initial Certificates and the Exchange Certificates hereinafter defined as the "Applicable Certificates". Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

                  The terms and conditions applicable to the Applicable Certificates are as follows:

                  (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3. 03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $124,639,000.

                  (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means January 2 and July 2 of each year, commencing on July 2, 2000, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

                  (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

                  (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

                  (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of, among other persons, each Owner Participant, the Company, the Placement Agents and the Trustee that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates





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or an interest therein is exempt from the prohibited transaction restrictions of
ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

                 (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

                  (f) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

                  (g) The Applicable Certificates will have the benefit of the Liquidity Facility.

                  (h) The Responsible Party is the Company.

                  (i) The date referred to in clause (i) of the definition of the term "PTC Event of Default" in the Basic Agreement is the Final Maturity Date.

                  (j) The particular "sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section
8.1 (with respect to Owned Aircraft) and Section 9.1 (with respect to Leased Aircraft) of each Participation Agreement.

                  (k) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the Note Purchase Agreement.


                                   ARTICLE II

                                   DEFINITIONS


                  Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

                  Agent Members: has the meaning specified in Section 8.04 of this Trust Supplement.

                  Agreement: has the meaning specified in the recitals hereto.

                  Aircraft: means each of the Aircraft or Substitute Aircraft in respect of which a Participation Agreement is or is to be, as the case may be, entered into in accordance with the Note Purchase Agreement.

                  Aircraft Purchase Agreement: has the meaning specified in the Note Purchase Agreement.

                  Applicable Certificates: has the meaning specified in Section
1.01 of this Trust Supplement.

                  Applicable Certificateholder: means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.



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                                      -5-


                  Applicable Delivery Date: has the meaning specified in Section 5.01(b) of this Trust Supplement.

                  Applicable Participation Agreement: has the meaning specified in Section 5.01(b) of this Trust Supplement.

                  Applicable Trust: has the meaning specified in the recitals hereto.

                  Basic Agreement: has the meaning specified in the first paragraph of this Trust Supplement.

                  Boeing: means The Boeing Company.

                  Business Day: means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Denver, Colorado, New York, New York, Salt Lake City, Utah or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

                  Cedel: means Clearstream Banking, societe anonyme.

                  Class D Certificateholder: has the meaning specified in
Section 4.01(b)(iii) of this Trust Supplement.

                  Company: has the meaning specified in the first paragraph of this Trust Supplement.

                  Cut-Off Date: means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

                  Delivery Notice: has the meaning specified in the Note Purchase Agreement.

                  Delivery Period Termination Date: means December 31, 2000 (provided that, if a labor strike occurs at Boeing prior to December 31, 2000, such date shall be extended by adding thereto the number of days that such strike continues in effect).

                  Deposit: has the meaning specified in the Deposit Agreement.

                  Deposit Agreement: means the Deposit Agreement dated as of January 28, 2000 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Depositary: means Westdeutsche Landesbank Girozentrale, a German banking institution organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch.

                  Distribution Date: means any Regular Distribution Date or Special Distribution Date as the context requires.

                  DTC: means The Depositary Trust Company, and any successor entity to DTC as depositary for the Applicable Certificates.


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                                      -6-


                  Escrow Agent: means, First Security Bank, National Association, or any replacement or successor therefor appointed in accordance with the Escrow Agreement.

                  Escrow Agreement: means the Escrow and Paying Agent Agreement dated as of January 28, 2000 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and the Placement Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Escrow Paying Agent: means the Person acting as paying agent under the Escrow Agreement.

                  Escrow Receipt: means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

                  Euroclear: means Morgan Guaranty Trust Company of New York, Brussels office, as the operator of the Euroclear System.

                  Exchange Certificates: means the certificates substantially in the form of Exhibit A attached hereto issued in exchange for the Initial Certificates pursuant to the Registration Rights Agreement and authenticated hereunder.

                  Exchange Offer Registration Statement: has the meaning specified in the Registration Rights Agreement.

                  Final Maturity Date: means July 2, 2021.

                  Final Withdrawal: has the meaning specified in the Escrow Agreement.

                  Final Withdrawal Date: has the meaning specified in the Escrow Agreement.

                  Final Withdrawal Notice: has the meaning specified in Section
4.02 of this Trust Supplement.

                  Global Certificates: has the meaning specified in Section 8.01(c) of this Trust Supplement.

                  Global Exchange Certificate: has the meaning specified in
Section 8.01(e) of this Trust Supplement.

                  Indenture: means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the Note Purchase Agreement or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Institutional Accredited Investor: means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

                  Intercreditor Agreement: means the Intercreditor Agreement dated as of January 28, 2000, among the Trustee, the Other Trustees, the Liquidity Provider, the Liquidity Providers relating to the Certificates issued under each of the Other Agreements, and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Investors: means the Placement Agents together with all subsequent beneficial owners of the Applicable Certificates.

                  Lease: means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

                  Leased Aircraft: has the meaning specified in the third recital to this Trust Supplement.

                  Leased Aircraft Indenture: has the meaning specified in the Note Purchase Agreement.

                  Liquidity Facility: means, initially, the Revolving Credit Agreement dated as of January 28, 2000 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

                  Liquidity Provider: means Westdeutsche Landesbank Girozentrale, a German banking institution organized under the laws of the State of North Rhine-Westphalia, acting through its New York branch, or any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

                  Non-U.S. Person: means a Person that is not a "U.S. Person," as defined in Regulation S.

                  Note Documents: means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, (i) the Indenture and the Participation Agreement relating to such Equipment Note, and
(ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

                  Note Purchase Agreement: means the Note Purchase Agreement dated as of January 28, 2000 among the Trustee, the Other Trustees, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

                  Notice of Prepayment Withdrawal: has the meaning specified in the Deposit Agreement.

                  Notice of Purchase Withdrawal: has the meaning specified in the Deposit Agreement.

                  Offering Memorandum: means the offering memorandum dated January 20, 2000 relating to the offering of the Initial Certificates.

                  Offshore Certificates Exchange Date: has the meaning specified in Section 8.01(c) of this Trust Supplement.

                  Offshore Global Certificates: has the meaning specified in
Section 8.01(c) of this Trust Supplement.

                  Offshore Physical Certificates: has the meaning specified in
Section 8.01(d) of this Trust Supplement.

                  Other Agreements: means (i) the Basic Agreement as supplemented by Trust Supplement No. 2000-lB dated as of the date hereof relating to Atlas Air Pass Through Trust 2000-lB; (ii) the Basic Agreement as supplemented by Trust Supplement No. 2000-lC dated as of the date hereof relating to Atlas Air Pass Through Trust 2000-1C; and (iii) if Class D Certificates are issued, the Basic Agreement as supplemented by Trust Supplement No. 2000-1D relating to Atlas Air Pass Through Trust 2000-1D.

                  Other Trustees: means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

                  Other Trusts: means the Atlas Air Pass Through Trust 2000-lB and the Atlas Air Pass Through Trust 2000-lC, each created on the date hereof, and if Class D Certificates are issued, the Atlas Air Pass Through Trust 2000-1D.

                  Owned Aircraft: has the meaning specified in the third recital to this Trust Supplement.

                  Owned Aircraft Indenture: has the meaning specified in the Note Purchase Agreement.

                  Owner Participant: with respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and "Owner Participants" at any time of determination means all of the Owner Participants thus referred to in the Indentures.

                  Owner Trustee: with respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and "Owner Trustees" means all of the Owner Trustees party to any of the Indentures.

                  Owner Trustee's Purchase Agreement: means, with respect to any Leased Aircraft, the agreement between the Company and the relevant Owner Trustee pursuant to which, inter alia, the Company assigns to the Owner Trustee certain rights of the Company under the aircraft purchase agreement with respect to such Leased Aircraft.

                  Participation Agreement: means each Participation Agreement to be entered into, or entered into (as the case may be), by the Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  Permanent Offshore Global Certificate: has the meaning specified in Section 8.01(c) of this Trust Supplement.

                  Physical Certificates: has the meaning specified in Section 8.01(d) of this Trust Supplement.

                  Placement Agents: means, collectively, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Salomon Smith Barney Inc.

                  Placement Agreement: means the Placement Agreement dated January 20, 2000 among the Placement Agents and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Pool Balance: means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of the Deposit relating to the Applicable Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to the unused Deposit, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

                  Pool Factor: means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to the unused Deposit, payment of principal of the Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date.

                  Prepayment Withdrawal Certificate: has the meaning specified in the Escrow Agreement.

                  Private Placement Legend: has the meaning specified in Section 8.02(a) of this Trust Supplement.

                  QIB: means a qualified institutional buyer as defined in Rule 144A.

                  Registration Event: has the meaning set forth in the Registration Rights Agreement.

                  Registration Rights Agreement: means the Registration Rights Agreement dated January 28, 2000 among the Placement Agents, the Trustee, the Other Trustees and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  Registration Statement: has the meaning set forth in the Registration Rights Agreement.

                  Regulation S: means Regulation S under the Securities Act or any successor regulation thereto.

                  Rule 144A: means Rule 144A under the Securities Act or any successor rule thereto.

                  Scheduled Delivery Date: has the meaning specified in the Note Purchase Agreement.

                  Securities Act: means the U.S. Securities Act of 1933, as amended.

                  Shelf Registration Statement: has the meaning set forth in the Registration Rights Agreement.

                  Special Payment: means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate (as defined in each Leased Aircraft Indenture), or Collateral (as defined in each Owned Aircraft Indenture) or any Special Redemption Premium.

                  Special Redemption Premium: means the premium payable by the Company pursuant to Section 3(a)(i) of the Note Purchase Agreement.

                  Substitute Aircraft: has the meaning specified in the Note Purchase Agreement.

                  Temporary Offshore Global Certificate: has the meaning specified in Section 8.01(c) of this Trust Supplement.

                  Triggering Event: has the meaning assigned to such term in the Intercreditor Agreement.

                  Trust Property: means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder,
(ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility, provided that rights with respect to the Deposit or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

                  Trust Supplement: has the meaning specified in the first paragraph of this Trust Supplement.

                  U.S. Global Certificate: has the meaning specified in Section 8.01(b) of this Trust Supplement.

                  U.S. Physical Certificates: has the meaning specified in
Section 8.01(d) of this Trust Supplement.

                                   ARTICLE III

                        STATEMENTS TO CERTIFICATEHOLDERS


                  Section 3.01. ADDITIONS TO ARTICLE IV OF THE BASIC AGREEMENT. In addition to the provisions of Article IV of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

                  (a) Upon the payment of Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Redemption Premium in the Special Payments Account;

                  (b) The distribution of amounts of Special Redemption Premium as provided for in Section 4.02(b) of the Basic Agreement shall be on the Special Distribution Date with respect to such Special Payment or as soon thereafter as the Trustee has confirmed receipt of the related Special Redemption Premium;

                  (c) In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in Section 4.02(c) of the Basic Agreement shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.06 of the Escrow Agreement, not less than 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date; and

                  (d) The last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement shall apply equally if the amount of Special Redemption Premium, if any, has not been calculated at the time the Trustee mails notice of a Special Payment.

                  Section 3.02. STATEMENTS TO APPLICABLE CERTIFICATEHOLDERS. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

                      (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

                     (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including any premium paid with respect to unused Deposits), if any;

                    (iii) the amount of such distribution under the Agreement allocable to interest;

                     (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

                      (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

                    (vi)   the Pool Balance and the Pool Factor.

                  With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

                  (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii),
(a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.02(a) of this Trust Supplement.

                  (c) If the aggregate principal payments scheduled for January 2, 2001, on the Equipment Notes held as Trust Property as of December 8, 2000, differs from the amount thereof set forth for the Applicable Certificates on page 47 of the Offering Memorandum, by no later than December 15, 2000 the Trustee shall mail written notice of the actual amount of such scheduled payments to the Applicable Certificateholders of record as of a date within 10 Business Days prior to the date of mailing.

                  (d) Promptly following (i) any reoptimization and the Delivery Period Termination Date, in each case if there has been any change in the information set forth in clauses (x), (y) and (z) below from that set forth in page 47 of the Offering Memorandum, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

                  (e) This Section 3.02 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.


                                   ARTICLE IV

                                     DEFAULT


                  Section 4.01. PURCHASE RIGHTS OF CERTIFICATEHOLDERS. (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

                           (i) each Class B Certificateholder shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee, and each other Class B Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(a);

                           (ii) each Class C Certificateholder shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (a)(i)) to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class B Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates and the Class B Certificates pursuant to this
         Section 4.01(a); and

                           (iii) each holder of a Class D Certificate (a "Class D Certificateholder") shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (a)(i) or (ii) above or the Class B Certificates pursuant to clause (a)(ii) above) to purchase all, but not less than all, of the Applicable Certificates, the Class B Certificates and the Class C Certificates upon ten days' written notice to the Trustee, the Class B Trustee, the Class C Trustee and each other Class D Certificateholder, provided that
         (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class B Certificates and the Class C Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust held by each such Class D Certificateholder and (B) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Applicable Certificates, the Class B Certificates and the Class C Certificates pursuant to this Section 4.01(a).

                  The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that (x) if such purchase occurs after a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such record date) and (y) if such purchase occurs after a Record Date and prior to or on the related Distribution Date, such purchase price shall be reduced by the amount to be distributed under this Agreement on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date); provided further that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, (A) in the case of any purchase of the Applicable Certificates pursuant to clause (a)(i) above, all of the Applicable Certificates, or (B) in all other cases, the Applicable Certificates, the Class B Certificates and the Class C Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01(a). Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence and during the continuation of a Triggering Event) it will, upon payment from such Class B Certificateholder(s), Class C Certificateholder(s) or Class D Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Purchase Agreement, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (subject to clauses (x) and (y) in the first sentence of this paragraph and excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Applicable Certificateholder's obligations under the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Note Purchase Agreement, the Note Documents and all such Applicable Certificates and Escrow Receipts). The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

                  As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms "Class B Certificate", "Class B Certificateholder", "Class B Trust", "Class B Trustee", "Class C Certificate", "Class C Certificateholder", "Class C Trust", "Class C Trustee", "Class D Certificate" and "Class D Trust", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                  (b) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

                                    ARTICLE V

                                   THE TRUSTEE


                  Section 5.01. DELIVERY OF DOCUMENTS; DELIVERY DATES. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the Note Purchase Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and
(ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Placement Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Placement Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

                  (b) On or after the Issuance Date, the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Scheduled Delivery Date as to which such Delivery Notice relates (the "Applicable Delivery Date"), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of all or a portion of the Deposit on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Delivery Notice. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in Section 2 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "Applicable Participation Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 1(e) or 1(f) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of all or a portion of the Deposit made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 5.01(b) supersede and replace the provisions of
Section 2.02 of the Basic Agreement, with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section
2.02 of the Basic Agreement shall not apply to the Applicable Trust.

                  (c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to
Section 5.01(b) of this Trust Supplement, the Note Purchase Agreement and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in this Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

                  Section 5.02. WITHDRAWAL OF DEPOSITS. (a) If the Company shall receive written notice from Boeing that the delivery date of any Aircraft will be delayed beyond the Delivery Period Termination Date, the Company may deliver to the Trustee written notice to such effect and requesting that the Trustee deliver to the Escrow Agent a Prepayment Withdrawal Certificate pursuant to the Escrow Agreement directing the Escrow Agent to provide a Notice of Prepayment Withdrawal to the Depositary requesting the withdrawal of all or a portion of the Deposit relating to Equipment Notes in respect of such Aircraft in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement.

                  (b) If any portion of the Deposit remains outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall (i) give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "Final Withdrawal Notice") and
(ii) shall make demand upon the Company pursuant to the Note Purchase Agreement for an amount equal to the Deposit Make Whole Amount, if any, such payment to be made on the Final Withdrawal Date.

                  Section 5.03. THE TRUSTEE. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the Note Purchase Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the Note Purchase Agreement and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

                  (b) Except as herein otherwise provided and except during the continuance of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

                  Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

                  (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party;

                  (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

                  (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

                  (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

                  Section 5.05. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.


                                   ARTICLE VI

                  ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS


                  Section 6.01. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in,
Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, (i) enter into one or more agreements supplemental to the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement, for any of the purposes set forth in clauses
(a) through (i) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic

Agreement) clauses (b) and (c) of such Section 9.01 shall also be deemed to include the Company's obligations under (in the case of clause (b)), and the Company's rights and powers conferred by (in the case of clause (c)), the Note Purchase Agreement and references in clauses (d), (f) and (g) of such Section
9.01 to "any Intercreditor Agreement or any Liquidity Facility" shall also be deemed to refer to "the Intercreditor Agreement, the Liquidity Facility, the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement" and (ii) enter into one or more agreements supplemental to the Basic Agreement to provide for the formation of a Class D Trust, the issuance of Class D Certificates, the purchase by the Class D Trust of Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement.

                  Section 6.02. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided that the provisions of Section 9.02(a) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.


                                   ARTICLE VII

                              TERMINATION OF TRUST


                  Section 7.01. TERMINATION OF THE APPLICABLE TRUST. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.


                                  ARTICLE VIII

                                THE CERTIFICATES


                  Section 8.01. ADDITIONS TO ARTICLE III OF THE BASIC AGREEMENT. In addition to the provisions of Article III of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

                  (a) The Initial Certificates will be issued in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof. The Exchange Certificates will be issued in denominations of $1,000 or integral multiples thereof. Each Exchange Certificate shall be dated the date of its authentication. The aggregate Fractional Undivided Interest of Applicable Certificates shall not at any time exceed $124,639,000;

                  (b) Initial Certificates offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more global Certificates in definitive, fully registered form without interest coupons, substantially in the form set forth as Exhibit A hereto (the "U.S. Global Certificate"), duly executed and authenticated by the Trustee as hereinafter provided. The U.S. Global Certificate will be registered in the name of a nominee for DTC and deposited with the Trustee, as custodian for DTC. The aggregate principal amount of the U.S. Global Certificate may from time to time be increased or decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee, as hereinafter provided;

                  (c) Initial Certificates offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Certificates in definitive, fully registered form without interest coupons, substantially in the form set forth as Exhibit A hereto (the "Temporary Offshore Global Certificate") duly executed and authenticated by the Trustee as hereinafter provided. The Temporary Offshore Global Certificate will be registered in the name of a nominee of DTC for credit to the account of the Agent Members acting as depositaries for Euroclear and Cedel and deposited with the Trustee as custodian for DTC. At any time following March 9, 2000 (the "Offshore Certificates Exchange Date"), upon receipt by the Trustee of a certificate substantially in the form of Exhibit B hereto, a single permanent global Certificate in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Certificate"; and together with the Temporary Offshore Global Certificate, the "Offshore Global Certificates"), duly executed and authenticated by the Trustee as hereinafter provided, shall be registered in the name of a nominee for DTC and deposited with the Trustee, as custodian for DTC, and the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of any Temporary Offshore Global Certificate in an amount equal to the principal amount of the beneficial interest in such Temporary Offshore Global Certificate transferred. The U.S. Global Certificate and the Offshore Global Certificates are sometimes referred to as the "Global Certificates";

                  (d) Initial Certificates offered and sold to Institutional Accredited Investors shall be issued in the form of permanent certificated Certificates in registered form in substantially the form set forth as Exhibit A hereto (the "U.S. Physical Certificates"). Certificates issued pursuant to
Section 8.04(b) in exchange for interests in any Offshore Global Certificate shall be in the form of permanent certificated Certificates in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Certificates"). The Offshore Physical Certificates and U.S. Physical Certificates are sometimes collectively herein referred to as the "Physical Certificates";

                  (e) The Exchange Certificates shall be issued in the form of one or more global Certificates substantially in the form of Exhibit A hereto (each, a "Global Exchange Certificate"), except that (i) the Private Placement Legend (hereinafter defined) shall be omitted and (ii) such Exchange Certificates shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in Exhibit A hereto relating to the nature of the Exchange Certificates as the Responsible Officer of the Trustee executing such Exchange Certificates on behalf of the Trust may determine, as evidenced by such officer's execution on behalf of the Trust of such Exchange Certificates. Such Global Exchange Certificates shall be in registered form and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Global Exchange Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Exchange Certificate, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Exchange Certificate. Subject to clause (i) and (ii) of the first sentence of this Section 8.01(e), the terms hereof applicable to U.S. Global Certificates and/or Global Certificates shall apply to the Global Exchange Certificates, mutatis mutandis;

                  (f) The definitive Applicable Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Applicable Certificates, as evidenced by their execution of such Applicable Certificates.

                  Section 8.02. RESTRICTIVE LEGENDS. (a) Subject to Section 8.05, unless and until (i) an Initial Certificate is sold under an effective Shelf Registration Statement or (ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, in each case as provided for in the Registration Rights Agreement, each Global Certificate (other than the Permanent Offshore Global Certificate) and each U.S. Physical Certificate shall bear the following legend (the "Private Placement Legend") on the face thereof:

         [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
         (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE, THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (F) TO ATLAS OR ANY SUBSIDIARY THEREOF; (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A

         TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE CERTIFICATES PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]1

                  (b) Each Global Certificate shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


------------

(a)  Not to be included on the face of the Permanent Offshore Global
     Certificate.

         TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 8.04 AND 8.05 OF THE TRUST SUPPLEMENT TO THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

                  Section 8.03. TRANSFER AND EXCHANGE. An Applicable Certificateholder may transfer an Applicable Certificate by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Agreement, including providing a written certificate or other evidence of compliance with any restrictions on transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of an Applicable Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by an Applicable Certificateholder as provided herein, the Trustee shall treat the person in whose name the Applicable Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. Furthermore, DTC shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by DTC (or its agent), and that ownership of a beneficial interest in the Certificate shall be required to be reflected in a book entry. When Applicable Certificates are presented to the Registrar with a request to register the transfer or to exchange them for an equal face amount of Applicable Certificates of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar's request.

                  Section 8.04. BOOK-ENTRY PROVISIONS FOR U.S. GLOBAL CERTIFICATE AND OFFSHORE GLOBAL CERTIFICATES. (a) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Applicable Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record a nominee of DTC as the registered holder of such Global Certificate.

                  (b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate or Offshore Global Certificate in whole, but not in part, to nominees of DTC, its successor or such successor's nominees. Beneficial interests in the U.S. Global Certificate and any Offshore Global Certificate may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 8.05. Beneficial interests in the U.S. Global Certificate or an Offshore Global Certificate shall be delivered to all beneficial owners in the form of U.S. Physical Certificates or Offshore Physical Certificates, as the case may be, if (i) DTC notifies the Trustee that it is unwilling or unable to continue as depositary for the U.S. Global Certificate or such Offshore Global Certificate, as the case may be, and a successor depositary is not appointed by the Trustee within 90 days of such notice or (ii) an Event of Default has occurred and Applicable Certificateholders with fractional undivided interests aggregating not less than a majority in interest in the Applicable Trust advise the Trustee, the Company and DTC through Agent Members in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Applicable Certificateholders' best interests.

                  (c) Any beneficial interest in one of the Global Certificates that is transferred to a Person who takes delivery in the form of an interest in the other Global Certificate will, upon such transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

                  (d) In connection with the transfer of the entire U.S. Global Certificate or an entire Offshore Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 8.04, such U.S. Global Certificate or Offshore Global Certificate, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such U.S. Global Certificate or Offshore Global Certificate, as the case may be, an equal aggregate principal amount of U.S. Physical Certificates or Offshore Physical Certificates, as the case may be, of authorized denominations.

                  (e) Any U.S. Physical Certificate delivered in exchange for an interest in the U.S. Global Certificate pursuant to paragraph (b) of this
Section 8.04 shall, except as otherwise provided by paragraph (f) of Section 8.05, bear the Private Placement Legend.

                  (f) Any Offshore Physical Certificate delivered in exchange for an interest in an Offshore Global Certificate pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 8.05, bear the applicable legend regarding transfer restrictions set forth in
Section 8.02(a).

                  (g) The registered holder of the U.S. Global Certificate or any Offshore Global Certificate may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Applicable Certificates.

                  Section 8.05. SPECIAL TRANSFER PROVISIONS. Unless and until
(i) an Initial Certificate is sold under an effective Shelf Registration Statement, or (ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply to such Initial Certificates:

                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of an Applicable Certificate to any Institutional Accredited Investor which is not a QIB (excluding transfers to or by Non-U.S. Persons):

                    (i) The Registrar shall register the transfer of any Applicable Certificate, whether or not such Applicable Certificate bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit D hereto and the aggregate principal amount of the Applicable Certificates being transferred is at least $100,000.

                   (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such U.S. Global Certificate in an amount equal to the principal amount of the beneficial interest in such U.S. Global Certificate to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver to the transferor or at its direction, one or more U.S. Physical Certificates of like tenor and amount.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Certificate to a QIB (excluding Non-U.S. Persons):

                   (i) If the Initial Certificate to be transferred consists of U.S. Physical Certificates or an interest in any Temporary Offshore Global Certificate, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Certificate stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Initial Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust and/or the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) Upon receipt by the Registrar of the documents referred to in clause (i) above and instructions given in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the U.S. Global Certificate in an amount equal to the principal amount of the U.S. Physical Certificates or interests in the Temporary Offshore Global Certificate, as the case may be, being transferred, and the Trustee shall cancel such Physical Certificates or decrease the amount of such Temporary Offshore Global Certificate so transferred.

                  (c) TRANSFERS OF INTERESTS IN THE PERMANENT OFFSHORE GLOBAL CERTIFICATE OR OFFSHORE PHYSICAL CERTIFICATES. The Registrar shall register any transfer of interests in the Permanent Offshore Global Certificate or Offshore Physical Certificates without requiring any additional certification.

                  (d) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any registration of any transfer of an Initial Certificate to a Non-U.S. Person:

                    (i) Prior to the Offshore Certificates Exchange Date, the Registrar shall register any proposed transfer of an Initial Certificate to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit C hereto from the proposed transferor.

                   (ii) On and after the Offshore Certificates Exchange Date, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Initial Certificate to be transferred is a U.S. Physical Certificate or an interest in the U.S. Global Certificate, upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor. The Registrar shall promptly send a copy of such certificate to the Company.

                  (iii) (A) Upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such U.S. Global Certificate in an amount equal to the principal amount of the beneficial interest in such U.S. Global Certificate to be transferred, and (B) upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Certificate in an amount equal to the principal amount of the U.S. Physical Certificate or the U.S. Global Certificate, as the case may be, to be transferred, and the Trustee shall cancel the Physical Certificate, if any, so transferred or decrease the amount of such U.S. Global Certificate.

                  (e) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Applicable Certificates not bearing the Private Placement Legend, the Registrar shall deliver Applicable Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Applicable Certificates bearing the Private Placement Legend, the Registrar shall deliver only Applicable Certificates that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) or (e)(ii) of this Section 8.05 exist or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (f) GENERAL. By its acceptance of any Applicable Certificate bearing the Private Placement Legend, each Holder of such an Applicable Certificate acknowledges the restrictions on transfer of such Applicable Certificate set forth in this Agreement and agrees that it will transfer such Applicable Certificate only as provided in this Agreement. The Registrar shall not register a transfer of any Applicable Certificate unless such transfer complies with the restrictions on transfer of such Applicable Certificate set forth in this Agreement. In connection with any transfer of Applicable Certificates, each Applicable Certificateholder agrees by its acceptance of the Applicable Certificates to furnish the Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

                  Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 8.04 or this Section 8.05. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS


                  Section 9.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

                  SECTION 9.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 9.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 9.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective representatives thereto duly authorized, as of the day and year first written above.

                                       ATLAS AIR, INC.


                                       By:
                                          --------------------------------------
                                          Name:  Fred L. deLeeuw
                                          Title: Senior Director - Corporate
                                                 Finance



                                       WILMINGTON TRUST COMPANY,
                                         as Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                               FORM OF CERTIFICATE

REGISTERED

No. ______________


[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE, THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (F) TO ATLAS OR ANY SUBSIDIARY THEREOF; (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION

AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE CERTIFICATES PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.](a)

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 8.05 AND 8.06 OF THE TRUST SUPPLEMENT OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.]

[BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (A) NO ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT SECURITIES ACT OF 1974, AS AMENDED ("ERISA"), OR OF A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.]

----------------
(a)  Not to be included on the face of the Permanent Offshore Global
     Certificate.

                             [GLOBAL CERTIFICATE](a)

                      ATLAS AIR 2000-1A PASS THROUGH TRUST

         8.707% Atlas Air [Initial] [Exchange] Pass Through Certificate

                         Issuance Date: _______________

                   Final Expected Distribution Date: ________

Evidencing A Fractional Undivided Interest In The Atlas Air Pass Through Trust 2000-1A, The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Lease To Or Owned By Atlas Air, Inc.

             $__________ Fractional Undivided Interest representing _____% of the Trust per $1,000 face amount

                  THIS CERTIFIES THAT ________________, for value received, is the registered owner of a $____________ (_____________ dollars) Fractional Undivided Interest in the Atlas Air 2000-1A Pass Through Trust (the "Trust") created pursuant to a Pass Through Trust Agreement, dated as of January 28, 2000 (the "BASIC AGREEMENT"), between the Trustee and Atlas Air, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 2000-1A thereto, dated as of January 28, 2000 (the "Trust Supplement" and, together with the Basic Agreement, the "AGREEMENT") between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "8.707% Atlas Air [Initial] [Exchange] Pass Through Certificates Series 2000-1A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the "CERTIFICATEHOLDER") and, together with all other holders of Certificates issued by the Trust, the "CERTIFICATEHOLDERS") assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft leased to or owned by the Company.

                  The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

                  Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from and to the extent of funds then available to the Trustee, there will be distributed on each January 2 and July 2 (a "Regular Distribution Date"), commencing on July 2, 2000, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt

----------------
(a)    To be included on the face of each Global Certificate.

of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

                  [The Holder of this Certificate is entitled to the benefits of the Registration Rights Agreement, dated as of January 28, 2000, among the Company, the Trustee and the Placement Agents named therein (the "Registration Rights Agreement"). In the event that neither the consummation of the Exchange Offer nor the declaration by the Commission of a Shelf Registration to be effective (a "Registration Event") occurs on or prior to the 210th day after the date of the issuance of the Certificates, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50%, from and including such 210th day, to but excluding the date on which a Registration Event occurs. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.](a)

                  Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

                  Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

                  THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

-----------------
(a)    To be included only on each Initial Certificate.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  [__________ __], 2000          ATLAS AIR
                                         2000-1A PASS THROUGH TRUST


                                       By: WILMINGTON TRUST COMPANY,
                                             not in its individual capacity
                                             but solely as Trustee


Attest:                                By:
                                          --------------------------------------
                                          Name:
                                          Title:
--------------------
Authorized Signature

              [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                    This is one of the Certificates referred
                      to in the within-mentioned Agreement.



                                         WILMINGTON TRUST COMPANY,
                                           not in its individual capacity
                                           but solely as Trustee


                                         By:
                                            ------------------------------------
                                                     Authorized Officer

                            [REVERSE OF CERTIFICATE]

                  The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any of their affiliates. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in minimum denominations of [$100,000](a) [$1,000](b) Fractional Undivided Interest and integral multiples of $1,000 in excess thereof [except that one Certificate may be in a denomination of less than $100,000]*. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.


------------

(a)  To be included only on each Initial Certificate.

(b)  To be included only on each Exchange Certificate.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                             FORM OF TRANSFER NOTICE

                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-----------------------------------


-----------------------------------

please print or typewrite name and address including zip code of assignee

-----------------------------------
the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing

-----------------------------------
attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                        EXCEPT EXCHANGE CERTIFICATES AND
                          PERMANENT OFFSHORE GLOBAL AND
                   UNLEGENDED OFFSHORE PHYSICAL CERTIFICATES]

                  In connection with any transfer of this Certificate occurring prior to the date that is the earlier of (i) the date of Registration Event or
(ii) the end of the period referred to in Rule 144(k) of the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Certificate is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ](b) this Certificate is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Certificate and the Agreement.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 8.06 of the Trust Supplement shall have been satisfied.

Date:                                 [Name of Transferor]
     -------------------------        ------------------------------------------

                                      NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                    --------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------------      ---------------------------------------------
                                   NOTE: To be executed by an executive officer.

                                                                       EXHIBIT B

                 FORM OF CERTIFICATE FOR UNLEGENDED CERTIFICATES

                                                             [DATE]

Wilmington Trust Company
One Rodney Square
1100 N. Market Street
Wilmington, DE  19890-0001
Attention:  Corporate Trust Administration

              Re: Atlas Air 2000-1A Pass Through Trust, Class A Pass Through Trust Certificates
                      (the "Certificates")

Dear Sirs:

                  This letter relates to U.S. $__________ Fractional Undivided Interest of Certificates represented by a Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 3.01 of the Pass Through Trust Agreement dated as of January 28, 2000 (the "Basic Agreement") between the Trustee and Atlas Air, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 2000-1A thereto (the "Trust Supplement", and together with the Basic Agreement, the "Agreement"), we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Certificates could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Certificates, all in the manner provided for in the Agreement.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Certificateholder]



                                         By:
                                             -----------------------------------
                                             Authorized Signature

                                                                       EXHIBIT C



                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                                            [DATE]

Wilmington Trust Company
One Rodney Square
1100 N. Market Street
Wilmington, DE  19890-0001
Attention:  Corporate Trust Administration

                  Re: Atlas Air 2000-1A Pass Through Trust (the "Trust"), ___% Atlas Air Pass Through Trust Certificates Series 2000-1A (the "Certificates")

Sirs:

         In connection with our proposed sale of $_______ Fractional Undivided Interest of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

               (1) the offer of the Certificates was not made to a person in the United States;

               (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

               You and Atlas Air, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]



                                       By:
                                          --------------------------------------
                                                 Authorized Signature

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                        [DATE]

Wilmington Trust Company
One Rodney Square
1100 N. Market Street
Wilmington, DE  19890-0001
Attention:  Corporate Trust Administration

                  Re: Atlas Air 2000-1A Pass Through Trust (the "Trust"), 8.707% Atlas Air Pass Through Trust Certificates Series 2000-1A (the "Certificates")

Dear Sirs:

                  In connection with our proposed purchase of $_______________ aggregate principal amount of the Certificates, we confirm that:

               (1) We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement dated as of January 28, 2000 (the "Basic Agreement") between the Trustee and Atlas Air, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 2000-1A thereto (the "Trust Supplement", and together with the Basic Agreement, the "Agreement") relating to the Certificates and the undersigned agrees to be bound by the Agreement, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions contained in the Agreement and the Securities Act of 1933, as amended (the "Securities Act").

               (2) We understand that the Certificates have not been registered under the Securities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificate, we will do so only (A) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (B) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company, a signed letter substantially in the form of this letter, (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, (E) pursuant to an effective registration statement under the Securities Act, or (F) to the Company or any subsidiary thereof, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Notes are restricted as stated herein. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

               (3) We understand that, on any proposed resale of any Certificates, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

               (4) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               (5) We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      [Name of Transferor]


                                      By:
                                         ---------------------------------------
                                                Authorized Signature